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                                                                     EXHIBIT 5.2


                   [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]




                                        November 5, 1998




AMF Bowling, Inc.
8100 AMF Drive
Richmond, Virginia  23111

Ladies and Gentlemen:

         In connection with the registration of up to $1,125,000,000 aggregate principal amount at maturity of Zero Coupon Convertible Debentures due 2018 (the "Debentures") of AMF Bowling, Inc. (the "Company") and an indeterminate number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon the conversion, redemption or repurchase of the Debentures under the Securities Act of 1933, as amended, on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on August 7, 1998 (File No. 333-60959), as amended by Amendment No. 1 filed with the Commission on November 5, 1998 (collectively, and as it may be further amended, the "Registration Statement"), you have requested our opinion with respect to the following matters.

         In connection with the delivery of this opinion, we have examined originals or copies of the Restated Certificate of Incorporation and Restated By-Laws of the Company as set forth as exhibits to the Registration Statement, the Registration Statement, the Indenture (the "Indenture"), dated as of May 12, 1998, by and between the Company and The Bank of New York, as Trustee, governing the Debentures, certain resolutions adopted or to be adopted by the Board of Directors and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made
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WACHTELL, LIPTON, ROSEN & KATZ

AMF Bowling, Inc.
November 5, 1998
Page 2


such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Securities. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

         Based on such examination and review, and subject to the foregoing, we are of the opinion that:

         1. The Debentures have been duly authorized and validly issued and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         2. The shares of Common Stock to be issued upon conversion of the Debentures have been duly authorized and reserved for issuance and, when issued upon conversion of the Debentures in accordance with the terms of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, State of New York and the General Corporation Law of the State of Delaware.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        /s/ Wachtell, Lipton, Rosen & Katz